Exhibit 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.amgen.com

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

THOUSAND OAKS, Calif. (July 25, 2017) – Amgen (NASDAQ:AMGN) today announced financial results for the second quarter of 2017. Key results include:

•	Total revenues increased 2 percent versus the second quarter of 2016 to $5.8 billion.

○	Product sales grew 2 percent driven by Prolia® (denosumab), Repatha® (evolocumab) and KYPROLIS® (carfilzomib).

•	GAAP earnings per share (EPS) increased 18 percent to $2.91 driven by higher operating margins.

○	GAAP operating income increased 13 percent to $2.7 billion and GAAP operating margin increased 4.9 percentage points to 48.4 percent.

•	Non-GAAP EPS increased 15 percent to $3.27 driven by higher operating margins.

○	Non-GAAP operating income increased 9 percent to $3.1 billion and non-GAAP operating margin increased 3.8 percentage points to 55.2 percent.

•	2017 EPS guidance increased to $10.79-$11.37 on a GAAP basis and $12.15-$12.65 on a non-GAAP basis; total revenues guidance revised to $22.5-$23.0 billion.

•	The Company generated $2.1 billion of free cash flow.

“Our continued solid performance this quarter is yet another indication that we are on track to deliver on our long-term growth objectives,” said Robert A. Bradway, chairman and chief executive officer. “Our newer products are registering strong volume-driven growth globally and we expect their contribution to continue to increase over time, offsetting declines in mature products.”

$Millions, except EPS and percentages	Q2’17	Q2’16	YOY Δ

Total Revenues	$5,810	$5,688	2%
GAAP Operating Income	$2,698	$2,380	13%
GAAP Net Income	$2,151	$1,870	15%
GAAP EPS	$2.91	$2.47	18%
Non-GAAP Operating Income	$3,075	$2,812	9%
Non-GAAP Net Income	$2,410	$2,146	12%
Non-GAAP EPS	$3.27	$2.84	15%

References in this release to “non-GAAP” measures, measures presented “on a non-GAAP basis” and to “free cash flow” (computed by subtracting capital expenditures from operating cash flow) refer to non-GAAP financial measures. Adjustments to the most directly comparable GAAP financial measures and other items are presented on the attached reconciliations.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Product Sales Performance

•	Total product sales increased 2 percent for the second quarter of 2017 versus the second quarter of 2016.

•	Repatha sales increased driven by higher unit demand.

•	BLINCYTO® (blinatumomab) sales increased 43 percent driven by higher unit demand.

•	KYPROLIS sales increased 23 percent driven by higher unit demand.

•	Prolia sales increased 15 percent driven primarily by higher unit demand.

•	Nplate® (romiplostim) sales increased 15 percent driven primarily by higher unit demand.

•	Sensipar®/Mimpara® (cinacalcet) sales increased 10 percent driven primarily by net selling price.

•	Aranesp® (darbepoetin alfa) sales increased 6 percent driven by higher unit demand.

•	Vectibix® (panitumumab) sales increased 5 percent driven by higher unit demand.

•	XGEVA® (denosumab) sales increased 4 percent driven primarily by higher unit demand.

•	Enbrel® (etanercept) sales decreased 1 percent due to the impact of competition, offset partially by favorable changes in inventory and net selling price.

•	Neulasta® (pegfilgrastim) sales decreased 5 percent driven by lower unit demand.

•	EPOGEN® (epoetin alfa) sales decreased 12 percent driven primarily by net selling price.

•	NEUPOGEN® (filgrastim) sales decreased 30 percent driven primarily by the impact of competition.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Product Sales Detail by Product and Geographic Region

$Millions, except percentages	Q2’17			Q2’16	YOY Δ
	US	ROW	TOTAL	TOTAL	TOTAL

Repatha®	$60	$23	$83	$27	*
BLINCYTO®	28	15	43	30	43%
KYPROLIS®	140	71	211	172	23%
Prolia®	326	179	505	441	15%
Nplate®	99	65	164	142	15%
Sensipar® / Mimpara®	342	85	427	389	10%
Aranesp®	288	247	535	504	6%
Vectibix®	62	106	168	160	5%
XGEVA®	292	103	395	381	4%
Enbrel®	1,411	55	1,466	1,484	(1%)
Neulasta®	937	150	1,087	1,149	(5%)
EPOGEN®	292	0	292	331	(12%)
NEUPOGEN®	90	47	137	196	(30%)
Other**	19	42	61	68	(10%)

Total product sales	$4,386	$1,188	$5,574	$5,474	2%

*	Change in excess of 100%
**	Other includes Bergamo, MN Pharma, IMLYGIC® and Corlanor®

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Operating Expense, Operating Margin and Tax Rate Analysis

On a GAAP basis:

•	Total Operating Expenses decreased 6 percent, with all expense categories reflecting savings from our transformation and process improvement efforts. Cost of Sales margin improved by 0.8 percentage points driven primarily by reduced royalties. Research & Development (R&D) expenses decreased 3 percent driven by lower spending required to support certain later-stage clinical programs. Selling, General & Administrative (SG&A) expenses decreased 6 percent due to the expiration of ENBREL residual royalty payments, offset partially by investments in product launches.

•	Operating Margin improved by 4.9 percentage points to 48.4 percent.

•	Tax Rate increased 0.2 percentage points.

On a non-GAAP basis:

•	Total Operating Expenses decreased 5 percent, with all expense categories reflecting savings from our transformation and process improvement efforts. Cost of Sales margin improved by 0.8 percentage points driven primarily by reduced royalties. R&D expenses decreased 3 percent driven by lower spending required to support certain later-stage clinical programs. SG&A expenses decreased 7 percent due to the expiration of ENBREL residual royalty payments, offset partially by investments in product launches.

•	Operating Margin improved by 3.8 percentage points to 55.2 percent.

•	Tax Rate decreased 1.2 percentage points, reflecting discrete benefits associated with the effective settlement of certain state and federal tax matters and favorable changes in the geographic mix of earnings, offset partially by a prior year benefit associated with tax incentives.

$Millions, except percentages
	GAAP			Non-GAAP
	Q2’17	Q2’16	YOY Δ	Q2’17	Q2’16	YOY Δ

Cost of Sales	$1,024	$1,050	(2%)	$710	$738	(4%)
% of product sales	18.4%	19.2%	(0.8) pts.	12.7%	13.5%	(0.8) pts.

Research & Development	$873	$900	(3%)	$851	$878	(3%)
% of product sales	15.7%	16.4%	(0.7) pts.	15.3%	16.0%	(0.7) pts.

Selling, General & Administrative	$1,209	$1,292	(6%)	$1,174	$1,260	(7%)
% of product sales	21.7%	23.6%	(1.9) pts.	21.1%	23.0%	(1.9) pts.
Other	$6	$66	(91%)	$0	$0	NM

TOTAL Operating Expenses	$3,112	$3,308	(6%)	$2,735	$2,876	(5%)

Operating Margin
operating income as a % of product sales	48.4%	43.5%	4.9 pts.	55.2%	51.4%	3.8 pts.

Tax Rate	15.4%	15.2%	0.2 pts.	17.4%	18.6%	(1.2) pts.

NM: Not Meaningful

pts: percentage points

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Cash Flow and Balance Sheet

•	The Company generated $2.1 billion of free cash flow in the second quarter of 2017 versus $2.5 billion in the second quarter of 2016, the difference driven by the timing of tax payments.

•	The Company’s second quarter 2017 dividend of $1.15 per share was paid on June 8, 2017, a 15 percent increase versus the second quarter of 2016.

•	During the second quarter, the Company repurchased 6.2 million shares of common stock at a total cost of $1.0 billion. At the end of the second quarter, the Company had $2.5 billion remaining under its stock repurchase authorization.

$Billions, except shares	Q2’17	Q2’16	YOY Δ

Operating Cash Flow	$2.3	$2.7	($0.4)
Capital Expenditures	0.2	0.2	0.0
Free Cash Flow	2.1	2.5	(0.3)
Dividends Paid	0.8	0.8	0.1
Share Repurchase	1.0	0.6	0.4
Avg. Diluted Shares (millions)	738	756	(18)

Cash and Investments	39.2	35.0	4.2
Debt Outstanding	35.1	33.2	1.8
Stockholders’ Equity	31.7	30.1	1.6

Note: Numbers may not add due to rounding

2017 Guidance

For the full year 2017, the Company now expects:

•	Total revenues in the range of $22.5 billion to $23.0 billion.

○	Previously, the Company expected total revenues in the range of $22.3 billion to $23.1 billion.

•	On a GAAP basis, EPS in the range of $10.79 to $11.37 and a tax rate in the range of 16 percent to 18 percent.

○	Previously, the Company expected GAAP EPS in the range of $10.64 to $11.32. Tax rate guidance is unchanged.

•	On a non-GAAP basis, EPS in the range of $12.15 to $12.65 and a tax rate in the range of 18.5 percent to 19.5 percent.

○	Previously, the Company expected non-GAAP EPS in the range of $12.00 to $12.60. Tax rate guidance is unchanged.

•	Capital expenditures to be approximately $700 million.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Second Quarter Product and Pipeline Update

Key development milestones:

Clinical Program	Indication	Projected Milestone

Repatha	Hyperlipidemia	Regulatory reviews (CV outcomes data)

KYPROLIS	Relapsed multiple myeloma	Regulatory reviews (ENDEAVOR OS data) Regulatory submissions (ASPIRE OS data)
XGEVA	Prevention of SREs in multiple myeloma	Regulatory reviews

EVENITY†™	Postmenopausal osteoporosis	Regulatory submissions

Aimovig†™ (erenumab)	Migraine prevention	U.S. regulatory review

ABP 215 (biosimilar bevacizumab)	Oncology	Regulatory reviews

ABP 980 (biosimilar trastuzumab)	Oncology	U.S. regulatory submission

†Trade name provisionally approved by FDA; CV = cardiovascular; OS = overall survival; SRE = skeletal-related event

The Company provided the following updates on selected product and pipeline programs:

Repatha

•	In June, the Company announced the submission of a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) and a variation to the marketing authorization to the European Medicines Agency (EMA) to include data from the 27,564-patient Phase 3 Repatha cardiovascular outcomes study.

KYPROLIS

•	In July, the Phase 3 ASPIRE study met the key secondary endpoint of OS, demonstrating that KYPROLIS, lenalidomide and dexamethasone reduced the risk of death by 21 percent over lenalidomide and dexamethasone alone.

•	In July, the Company announced the submission of a supplemental New Drug Application to the FDA and a variation to the marketing application to the EMA to include OS data from the Phase 3 head-to-head ENDEAVOR study.

•	In June, a Phase 3 study evaluating KYPROLIS in combination with DARZALEX® (daratumumab) and dexamethasone compared to KYPROLIS and dexamethasone alone in patients with relapsed or refractory multiple myeloma began enrollment.

XGEVA

•	In June, the FDA accepted the sBLA seeking to expand the currently approved indication to include the prevention of SREs in patients with multiple myeloma, assigning a Feb. 3, 2018, Prescription Drug User Fee Act (PDUFA) target action date.

Vectibix

•	In June, the FDA approved a label update for Vectibix to more precisely molecularly define patients with wild-type RAS metastatic colorectal cancer as first-line therapy in combination with FOLFOX and as monotherapy following disease progression after prior treatment with fluoropyrimidine, oxaliplatin, and irinotecan-containing chemotherapy.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

BLINCYTO

•	In July, the FDA approved the sBLA for BLINCYTO to include OS data from the Phase 3 TOWER study, converting BLINCYTO’s accelerated approval to a full approval. The approval also expanded the indication to include patients with Ph+ relapsed or refractory B-cell precursor acute lymphoblastic leukemia.

EVENITY

•	In May, the Phase 3 active-comparator ARCH study in postmenopausal women with osteoporosis met the primary and the key secondary endpoints, and an imbalance in positively adjudicated cardiovascular serious adverse events was observed as a new safety signal.

•	In July, the FDA issued a Complete Response Letter for the Biologics License Application (BLA) for EVENITY as a treatment for postmenopausal women with osteoporosis. The resubmission will include data from the Phase 3 ARCH study and the Phase 3 BRIDGE study evaluating EVENITY in men with osteoporosis, in addition to the Phase 3 FRAME study.

Aimovig (erenumab)

•	In May, a BLA was submitted to FDA for the prevention of migraine based on data from pivotal studies in patients with episodic and chronic migraine. In July, FDA accepted the BLA and assigned a May 17, 2018, PDUFA target action date.

DARZALEX® is a registered trademark of Janssen Biotech, Inc.

EVENITY™ trade name is provisionally approved by FDA

EVENITY™ is developed in collaboration with UCB globally, as well as our joint venture partner Astellas in Japan

Aimovig™ trade name is provisionally approved by FDA

Aimovig™ is developed in collaboration with Novartis AG

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Non-GAAP Financial Measures

In this news release, management has presented its operating results for the second quarters of 2017 and 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. In addition, management has presented its full year 2017 EPS and tax rate guidance in accordance with GAAP and on a non-GAAP basis. These non-GAAP financial measures are computed by excluding certain items related to acquisitions, restructuring and certain other items from the related GAAP financial measures. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the news release. Management has also presented Free Cash Flow (FCF), which is a non-GAAP financial measure, for periods in 2017 and 2016. FCF is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP.

The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses certain non-GAAP financial measures to enhance an investor’s overall understanding of the financial performance and prospects for the future of the Company’s ongoing business activities by facilitating comparisons of results of ongoing business operations among current, past and future periods. The Company believes that FCF provides a further measure of the Company’s liquidity.

The Company uses the non-GAAP financial measures set forth in the news release in connection with its own budgeting and financial planning internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. The non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

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CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Consolidated Statements of Income - GAAP

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Product sales	$5,574	$5,474	$10,773	$10,713
Other revenues	236	214	501	502

Total revenues	5,810	5,688	11,274	11,215

Operating expenses:
Cost of sales	1,024	1,050	2,020	2,068
Research and development	873	900	1,642	1,772
Selling, general and administrative	1,209	1,292	2,273	2,495
Other	6	66	50	98

Total operating expenses	3,112	3,308	5,985	6,433

Operating income	2,698	2,380	5,289	4,782

Interest expense, net	321	313	647	607
Interest and other income, net	165	137	360	287

Income before income taxes	2,542	2,204	5,002	4,462

Provision for income taxes	391	334	780	692

Net income	$2,151	$1,870	$4,222	$3,770

Earnings per share:
Basic	$2.93	$2.49	$5.74	$5.01
Diluted	$2.91	$2.47	$5.71	$4.97

Weighted average shares used in calculation of earnings per share:
Basic	734	751	736	753
Diluted	738	756	740	759

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Consolidated Balance Sheets - GAAP

(In millions)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash, cash equivalents and marketable securities	$39,227	$38,085
Trade receivables, net	3,560	3,165
Inventories	2,961	2,745
Other current assets	2,694	2,015

Total current assets	48,442	46,010
Property, plant and equipment, net	4,980	4,961
Intangible assets, net	9,561	10,279
Goodwill	14,766	14,751
Other assets	1,838	1,625

Total assets	$79,587	$77,626

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,356	$6,801
Short-term borrowings and current portion of long-term debt	1,459	4,403

Total current liabilities	7,815	11,204
Long-term debt	33,603	30,193
Long-term deferred tax liabilities	2,299	2,436
Long-term tax liabilities	2,605	2,419
Other noncurrent liabilities	1,543	1,499
Stockholders’ equity	31,722	29,875

Total liabilities and stockholders’ equity	$79,587	$77,626

Shares outstanding	731	738

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP cost of sales	$1,024	$1,050	$2,020	$2,068
Adjustments to cost of sales:
Acquisition-related expenses (a)	(314)	(312)	(628)	(623)

Total adjustments to cost of sales	(314)	(312)	(628)	(623)

Non-GAAP cost of sales	$710	$738	$1,392	$1,445

GAAP cost of sales as a percentage of product sales	18.4%	19.2%	18.8%	19.3%
Acquisition-related expenses (a)	-5.7	-5.7	-5.9	-5.8

Non-GAAP cost of sales as a percentage of product sales	12.7%	13.5%	12.9%	13.5%

GAAP research and development expenses	$873	$900	$1,642	$1,772
Adjustments to research and development expenses:
Acquisition-related expenses (a)	(19)	(19)	(38)	(38)
Certain net charges pursuant to our restructuring initiative	(3)	(3)	(5)	2

Total adjustments to research and development expenses	(22)	(22)	(43)	(36)

Non-GAAP research and development expenses	$851	$878	$1,599	$1,736

GAAP research and development expenses as a percentage of product sales	15.7%	16.4%	15.2%	16.5%
Acquisition-related expenses (a)	-0.3	-0.3	-0.3	-0.3
Certain net charges pursuant to our restructuring initiative	-0.1	-0.1	-0.1	0.0

Non-GAAP research and development expenses as a percentage of product sales	15.3%	16.0%	14.8%	16.2%

GAAP selling, general and administrative expenses	$1,209	$1,292	$2,273	$2,495
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (b)	(32)	(27)	(57)	(128)
Certain net charges pursuant to our restructuring initiative	—	(5)	—	(4)
Other	(3)	—	(3)	—

Total adjustments to selling, general and administrative expenses	(35)	(32)	(60)	(132)

Non-GAAP selling, general and administrative expenses	$1,174	$1,260	$2,213	$2,363

GAAP selling, general and administrative expenses as a percentage of product sales	21.7%	23.6%	21.1%	23.3%
Acquisition-related expenses (b)	-0.5	-0.5	-0.6	-1.2
Certain net charges pursuant to our restructuring initiative	0.0	-0.1	0.0	0.0
Other	-0.1	0.0	0.0	0.0

Non-GAAP selling, general and administrative expenses as a percentage of product sales	21.1%	23.0%	20.5%	22.1%

GAAP operating expenses	$3,112	$3,308	$5,985	$6,433
Adjustments to operating expenses:
Adjustments to cost of sales	(314)	(312)	(628)	(623)
Adjustments to research and development expenses	(22)	(22)	(43)	(36)
Adjustments to selling, general and administrative expenses	(35)	(32)	(60)	(132)
Certain net charges pursuant to our restructuring initiative (c)	(9)	(8)	(46)	(10)
Expense related to various legal proceedings	—	(78)	—	(105)
Acquisition-related adjustments	3	20	(4)	17

Total adjustments to operating expenses	(377)	(432)	(781)	(889)

Non-GAAP operating expenses	$2,735	$2,876	$5,204	$5,544

GAAP operating income	$2,698	$2,380	$5,289	$4,782
Adjustments to operating expenses	377	432	781	889

Non-GAAP operating income	$3,075	$2,812	$6,070	$5,671

GAAP operating income as a percentage of product sales	48.4%	43.5%	49.1%	44.6%
Adjustments to cost of sales	5.7	5.7	5.9	5.8
Adjustments to research and development expenses	0.4	0.4	0.4	0.3
Adjustments to selling, general and administrative expenses	0.6	0.6	0.6	1.2
Certain net charges pursuant to our restructuring initiative (c)	0.2	0.2	0.3	0.2
Expense related to various legal proceedings	0.0	1.4	0.0	1.0
Acquisition-related adjustments	-0.1	-0.4	0.0	-0.2

Non-GAAP operating income as a percentage of product sales	55.2%	51.4%	56.3%	52.9%

GAAP income before income taxes	$2,542	$2,204	$5,002	$4,462
Adjustments to operating expenses	377	432	781	889

Non-GAAP income before income taxes	$2,919	$2,636	$5,783	$5,351

GAAP provision for income taxes	$391	$334	$780	$692
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	117	146	236	285
Other income tax adjustments (e)	1	10	24	25

Total adjustments to provision for income taxes	118	156	260	310

Non-GAAP provision for income taxes	$509	$490	$1,040	$1,002

GAAP tax rate as a percentage of income before taxes	15.4%	15.2%	15.6%	15.5%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	2.0	3.0	2.0	2.7
Other income tax adjustments (e)	0.0	0.4	0.4	0.5

Total adjustments to provision for income taxes	2.0	3.4	2.4	3.2

Non-GAAP tax rate as a percentage of income before taxes	17.4%	18.6%	18.0%	18.7%

GAAP net income	$2,151	$1,870	$4,222	$3,770
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	260	286	545	604
Other income tax adjustments (e)	(1)	(10)	(24)	(25)

Total adjustments to net income	259	276	521	579

Non-GAAP net income	$2,410	$2,146	$4,743	$4,349

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted EPS.

	Three months ended June 30, 2017		Three months ended June 30, 2016
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$2,151	$2,410	$1,870	$2,146
Weighted-average shares for diluted EPS	738	738	756	756

Diluted EPS	$2.91	$3.27	$2.47	$2.84

	Six months ended June 30, 2017		Six months ended June 30, 2016
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$4,222	$4,743	$3,770	$4,349
Weighted-average shares for diluted EPS	740	740	759	759

Diluted EPS	$5.71	$6.41	$4.97	$5.73

(a)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)	For the three and six months ended June 30, 2017, as well as the three months ended June 30, 2016, the adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations. For the six months ended June 30, 2016, the adjustments related primarily to a $73-million charge resulting from the reacquisition of Prolia®, XGEVA® and Vectibix® license agreements in certain markets from Glaxo Group Limited, as well as non-cash amortization of intangible assets acquired in business combinations.
(c)	For the six months ended June 30, 2017, the adjustments related primarily to severance expenses associated with our restructuring initiative.
(d)	The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three and six months ended June 30, 2017, were 31.0% and 30.2%, respectively, compared with 33.8% and 32.1% for the corresponding periods of the prior year.
(e)	The adjustments related to certain acquisition items and prior period items excluded from GAAP earnings.

AMGEN REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Reconciliations of Cash Flows

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$2,326	$2,677	$4,711	$4,592
Net cash used in investing activities	(1,813)	(657)	(1,970)	(5,047)
Net cash used in financing activities	(1,242)	(2,286)	(3,353)	(1,059)

Decrease in cash and cash equivalents	(729)	(266)	(612)	(1,514)
Cash and cash equivalents at beginning of period	3,358	2,896	3,241	4,144

Cash and cash equivalents at end of period	$2,629	$2,630	$2,629	$2,630

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$2,326	$2,677	$4,711	$4,592
Capital expenditures	(185)	(188)	(353)	(344)

Free cash flow	$2,141	$2,489	$4,358	$4,248

Reconciliation of GAAP EPS Guidance to Non-GAAP

EPS Guidance for the Year Ending December 31, 2017

(Unaudited)

GAAP diluted EPS guidance	$10.79 - $11.37
Known adjustments to arrive at non-GAAP*:
Acquisition-related expenses (a)	1.24
Restructuring charges	0.07 - 0.15
Tax adjustments (b)	(0.03)

Non-GAAP diluted EPS guidance	$12.15 - $12.65

*	The known adjustments are presented net of their related tax impact which amount to approximately $0.60 per share, in the aggregate.
(a)	The adjustments relate primarily to non-cash amortization of intangible assets acquired in prior year business combinations.
(b)	The adjustments relate to certain prior period items excluded from GAAP earnings.

Our GAAP diluted EPS guidance does not include the effect of non-GAAP adjustments triggered by events that may occur subsequent to this press release such as acquisitions, asset impairments, litigation and changes in the fair value of our contingent consideration.

Reconciliation of GAAP Tax Rate Guidance to Non-GAAP

Tax Rate Guidance for the Year Ending December 31, 2017

(Unaudited)

2017
GAAP tax rate guidance	16.0% - 18.0%
Tax rate effect of known adjustments discussed above	1.5% - 2.5%

Non-GAAP tax rate guidance	18.5% - 19.5%